UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	83-0423116
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

1521 Westbranch Drive Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
7.125% Series A Cumulative Term Preferred Stock, $.001 par value per share	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which the form relates: 333-160720

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 7.125% Series A Cumulative Term Preferred Stock, par value $.001 per share (the “Preferred Stock”), of Gladstone Investment Corporation, a Delaware corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Series A Term Preferred Stock” in the prospectus supplement filed pursuant to Rule 497 under the Securities Act of 1933, as amended, in the form in which it was filed on February 29, 2012 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in Post-Effective Amendment No. 4 to the Registrant’s registration statement on Form N-2 (File No. 333-160720), which was declared effective by the Securities and Exchange Commission on September 9, 2011. The Preferred Stock is expected to be listed on the NASDAQ Global Select Market.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-123699), filed May 13, 2005.

3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit b.2 to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

3.3	First Amendment to Amended and Restated Bylaws, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 814-00704), filed on July 10, 2007.

3.4	Certificate of Designation, incorporated by reference to Exhibit 2.a.2 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 160720), filed February 29, 2012.

4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 99.d to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

4.2	Specimen 7.125% Series A Cumulative Term Preferred Stock Certificate, incorporated by reference to Exhibit 2.d.4 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 160720), filed February 29, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 29, 2012	GLADSTONE INVESTMENT CORPORATION

	By:	/s/ David Gladstone
	Name:	David Gladstone
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-123699), filed May 13, 2005.

3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit b.2 to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

3.3	First Amendment to Amended and Restated Bylaws, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 814-00704), filed on July 10, 2007.

3.4	Certificate of Designation, incorporated by reference to Exhibit 2.a.2 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 160720), filed February 29, 2012.

4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 99.d to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

4.2	Specimen 7.125% Series A Cumulative Term Preferred Stock Certificate, incorporated by reference to Exhibit 2.d.4 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 160720), filed February 29, 2012.